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                                                                  EXHIBIT 10.6.1

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Assignment and Assumption Agreement (this "Agreement") is entered into as of August 28, 2001, by and between SeraCare, Inc., a Delaware corporation (the "SeraCare"), SeraCare Life Sciences, Inc., a California corporation ("Life Sciences"), and AMPC, Inc., d/b/a Proliant ("Proliant").

          WHEREAS, SeraCare and Proliant are parties to that certain Agreement, dated October 21, 1999 (the "Marketing Agreement");

          WHEREAS, on June 10, 2001, SeraCare entered into an Agreement and Plan of Merger with Instituto Grifols, S.A. and SI Merger Corp. (the "Merger Agreement");

          WHEREAS, pursuant to the terms of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) SI Merger Corp will be merged into SeraCare with SeraCare as the surviving corporation (the "Merger") and SeraCare shall become a wholly owned subsidiary of Instituto Grifols;

          WHEREAS, the Merger is conditioned upon, among other things, the prior spin-off by SeraCare of Life Sciences, pursuant to which each stockholder of record of SeraCare on the record date for the spin-off will receive two shares of the common stock of Life Sciences for every five shares of the common stock of SeraCare held of record by such stockholder (the "Spin-Off");

          WHEREAS, the parties desire to assign SeraCare's rights and obligations under the Marketing Agreement to Life Sciences, effective upon the consummation of the Merger.

          NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereto, intending to be legally bound, agree as follows:

1.  Assignment of Rights and Obligations under the Marketing Agreement.
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    a.  SeraCare hereby assigns, transfers and conveys, effective as of the
Effective Time (as defined in the Merger Agreement), to Life Sciences all of SeraCare's rights, title and interest in and to the Marketing Agreement, including but not limited to all of SeraCare's rights and benefits thereunder.

    b. Life Sciences hereby assumes and agrees to be bound by, effective as of the Effective Time, all of SeraCare's obligations under the Marketing Agreement.

    c. For the avoidance of doubt, at the Effective Time, the following shall apply:

       i. All references to SeraCare in the Marketing Agreement shall mean a reference to Life Sciences.

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      ii.  SeraCare shall have no continuing obligations to Proliant, and
           Proliant shall have no continuing obligations to SeraCare, under the Marketing Agreement, subject to any obligations existing as of the date of this Agreement.

     iii. Schedule 4 of the Marketing Agreement shall be replaced with Schedule 4 attached hereto.

    d. Proliant hereby consents, in accordance with Section 24 of the Marketing Agreement, to the assignment by SeraCare to Life Sciences of the Marketing Agreement, as provided herein.

2.  Governing Law.  This Agreement shall be governed by, interpreted under, and
    -------------
construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Iowa.

3.  Counterparts.  This Agreement may be executed in any number of counterparts,
    ------------
each of which when so executed and delivered shall be deemed to be an original for all purposes, but all such counterparts shall constitute but one in the same instrument.

4.  Termination.  This Agreement shall terminate and be of no further force and
    -----------
effect in the event of the termination of the Merger Agreement prior to the consummation of the Merger.

                         [SIGNATURES ON FOLLOWING PAGE]

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          IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and delivered as of the date set forth above.

SERACARE:

SERACARE, INC.

By: /s/ Barry D. Plost
    ------------------
    Barry D. Plost
    President and Chief Executive Officer

PROLIANT:

PROLIANT, INC., f/k/a AMPC, INC.

By: /s/ Keith A. Burnes
   -------------------------------
Name: Keith A. Burnes
     -----------------------------
Title: President and CEO
      ----------------------------

LIFE SCIENCES:

SERACARE LIFE SCIENCES, INC.

By: /s/ Michael F. Crowley II
    -------------------------
    Michael F. Crowley II
    President

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Schedule 4:  List of SeraCare Life Sciences' Owners

SeraCare Life Sciences is a public company with approximately 5.5 million shares issued and outstanding. SeraCare Life Sciences is traded on the Over-the-Counter (OTC) Bulletin Board.

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